UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 11, 2015

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-      Registrant’s Business and Operations

Item 1.01      Termination of a Material Definitive Agreement

As disclosed in the Company’s report on Form 8-K filed April 6, 2015, SF Suntech (“Suntech”) was given until May 31, 2015 to tender the balance of $12,500,000  owing under the terms of the Fourth Supplement Agreement to the Share Subscription Agreement dated August 8, 2014 (“Subscription Agreement”).  Suntech failed to make the required payment on May 31, 2015. Accordingly, the Company has elected to terminate the Subscription Agreement,  as it pertains to the remaining $12,500,000 owing thereunder.

Under the Subscription Agreement, the Company issued  2,143 shares of Powin Energy Common Stock to Suntech for the  initial $12,500,000 which had previously been tendered by Suntech.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION
Dated: June 11, 2015	by: /s/ Joseph Lu
President and Chief Executive Officer